Exhibit 4.3

Execution version

INTERCREDITOR AGREEMENT

dated 16 November 2021

between

TIDEWATER INC.

as Company

DNB BANK ASA, NEW YORK BRANCH

as Credit Facility Agent

The Credit Facility Lenders

The Hedge Counterparties

and

NORDIC TRUSTEE AS

as Senior Secured Bond Trustee

NORDIC TRUSTEE AS
acting as Security Agent

and others

CONTENTS
Clause and Schedule	Page

1	Definitions and Interpretation	1
2	Ranking and Priority	19
3	Credit Facility Creditors and Credit Facility Liabilities	19
4	Pari Passu Debt Creditors and Pari Passu Debt Liabilities	20
5	Hedge Counterparties and Hedging Liabilities	22
6	Option to Purchase and Hedge Transfer	29
7	Intra-Group Lenders and Intra-Group Liabilities	31
8	Subordinated Liabilities	33
9	Effect of Insolvency Event	34
10	Turnover of Receipts	36
11	Redistribution	37
12	Enforcement of Transaction Security	38
13	Non-Distressed Disposals	40
14	Distressed Disposals	41
15	Further Assurance – Disposals and Releases	43
16	Application of Proceeds	43
17	The Security Agent	46
18	Pari Passu Bond Trustee Protections	55
19	Changes to the Parties	58
20	Costs and Expenses	60
21	Other Indemnities	61
22	Information	62
23	Notices	63
24	Miscellaneous	64
25	Governing Law	66
26	Enforcement	66
SCHEDULE 1	Form of Debtor Accession Agreement	68
SCHEDULE 2	Form of Creditor/Creditor Representative Accession Agreement	70
SCHEDULE 3	Form of Debtor Resignation Request	72
SCHEDULE 4	Enforcement Principles	73

THIS AGREEMENT is dated 16 November 2021 and made between:

(1)	TIDEWATER INC., a company incorporated in the state of Delaware with under file number 496908 (the "Company");

(2)	THE SUBSIDIARIES of the Company named on the signing pages as original Debtors (together with the Company, the "Original Debtors");

(3)	DNB BANK ASA, NEW YORK BRANCH as Credit Facility Agent;

(4)	DNB MARKETS, INC. as Credit Facility Arranger;

(5)	THE FINANCIAL INSTITUTIONS named on the signing pages as original Credit Facility Lenders;

(6)	THE ENTITIES named on the signing pages original Hedge Counterparty;

(7)	NORDIC TRUSTEE AS as bond trustee for the Senior Secured Bondholders (the "Senior Secured Bond Trustee"); and

(8)	NORDIC TRUSTEE AS as security agent and, pursuant to the Trust Appointment Letter, as security trustee, in each case for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"1992 ISDA Master Agreement" means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

"2002 ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

"Acceleration Event" means a Credit Facility Acceleration Event or a Pari Passu Debt Acceleration Event.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Automatic Early Termination" means the termination or close-out of any hedging transaction prior to the maturity of that hedging transaction which is brought about automatically by the terms of the relevant Hedging Agreement and without any party to the relevant Hedging Agreement taking any action to terminate that hedging transaction.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Oslo and New York.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Close-Out Netting" means:

(a)

in respect of a Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement);

(b)

in respect of a Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 2002 ISDA Master Agreement; and

(c)

in respect of a Hedging Agreement not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

"Common Assurance" means any Guarantee, the benefit of which (however conferred) is, to the extent legally possible, given to all the Secured Parties in respect of their Liabilities and which (subject to the terms of this Agreement) ranks in the order of priority contemplated in Clause 2.2 (Guarantee and Transaction Security).

"Common Currency" means USD.

"Common Currency Amount" means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent's Spot Rate of Exchange on the Business Day prior to the relevant calculation.

"Common Transaction Security" means any Transaction Security which to the extent legally possible is created in favour of the Security Agent as agent or security trustee for or on behalf of the other Secured Parties in respect of their Liabilities and which (subject to the terms of this Agreement) ranks in the order of priority contemplated in Clause 2.2 (Guarantee and Transaction Security).

"Credit Facility" means the "Facility" under and as defined in the Credit Facility Agreement.

"Credit Facility Acceleration Event" means the Credit Facility Agent exercising any of its rights under any acceleration provisions, or any acceleration provisions being automatically invoked, in each case under the Credit Facility Agreement.

"Credit Facility Agent" means any "Agent", "Facility Agent" or "Security Trustee" under and as defined in the Credit Facility Agreement.

"Credit Facility Agreement" means any revolving facility agreement entered into between the Company and/or any other Debtor, the Credit Facility Agents, the Credit Facility Arrangers, the Credit Facility Lenders and others (documenting the terms of any super senior ranking revolving facility referred to, and defined as, a "Revolving Credit Facility" in the Senior Secured Bond Terms).

"Credit Facility Arranger" means any "Arranger", "Bookrunner" or "Mandated Lead Arranger" under and as defined in the Credit Facility Agreement.

"Credit Facility Commitment" means "Commitment" under and as defined in the Credit Facility Agreement.

"Credit Facility Creditors" means the Credit Facility Agents, the Credit Facility Arrangers, each Credit Facility Lender and any other finance party under the Credit Facility Documents which becomes a Party as an Credit Facility Creditor pursuant to Clause 19.3 (Change of Existing Credit Facility Creditor).

"Credit Facility Documents" means the "Finance Documents" or "Loan Documents" under and as defined in the Credit Facility Agreement.

"Credit Facility Lender Discharge Date" means the first date on which all Credit Facility Liabilities have been fully and finally discharged to the satisfaction of the Credit Facility Agent, whether or not as the result of an enforcement, and the Credit Facility Lenders are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

"Credit Facility Lenders" means each "Lender" (under and as defined in the Credit Facility Agreement).

"Credit Facility Liabilities" means the Liabilities owed by any Debtor to the Credit Facility Creditors under or in connection with the Credit Facility Documents.

"Credit Facility Liabilities Maximum Amount" means:

(a)	the aggregate principal amount of USD 25,000,000 (or its equivalent in any other currency) plus any accrued but unpaid interest, fees, costs and expenses under the Credit Facility Documents; less

(b)	the Hedging Liabilities outstanding at any time.

"Credit Related Close-Out" means any Permitted Hedge Close-Out which is not a Non-Credit Related Close-Out.

"Creditor Representative" means:

(a)	in relation to the Credit Facility Lenders, the Credit Facility Agent which acts as the facility agent;

(b)	in relation to the Senior Secured Bondholders, the Senior Secured Bond Trustee; and

(c)	in relation to any other Pari Passu Bondholders, the person which has acceded to this Agreement as the Creditor Representative thereof pursuant to the terms hereof.

"Creditor/Creditor Representative Accession Agreement" means:

(a)	an agreement substantially in the form set out in Schedule 2 (Form of Creditor/Creditor Representative Accession Agreement); or

(b)	in the case of an acceding Debtor which is expressed to accede as an Intra-Group Lender in the relevant Debtor Accession Agreement, that Debtor Accession Agreement.

"Creditors" means the Primary Creditors, the Intra-Group Lenders and the Subordinated Creditors.

"Debt Disposal" means any disposal of any Liabilities pursuant to Clause 14.1 (Facilitation of Distressed Disposals).

"Debt Document" means each of this Agreement, the Hedging Agreements, the Credit Facility Documents, the Pari Passu Debt Documents, any Guarantee Agreement, the Security Documents, any agreement evidencing the terms of any Intra-Group Liabilities or any Subordinated Liabilities and any other document designated as such by the Security Agent and the Company.

"Debtor" means each Original Debtor and any person which becomes a Party as a Debtor pursuant to the terms of this Agreement.

"Debtor Accession Agreement" means an agreement substantially in the form set out in Schedule 1 (Form of Debtor Accession Agreement).

"Debtor Resignation Request" means a notice substantially in the form set out in Schedule 3 (Form of Debtor Resignation Request).

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Distress Event" means any of:

(a)	an Acceleration Event;

(b)	the enforcement of any Transaction Security; or

(c)	(unless the context otherwise requires) the making of any demand under any Guarantee.

"Distressed Disposal" means a disposal of any Charged Property which is:

(a)	being effected at the request of the Instructing Group in circumstances where the Transaction Security has become enforceable;

(b)	being effected by enforcement of the Transaction Security; or

(c)	being effected, after the occurrence of a Distress Event, by a Debtor to any person which is not a member of the Restricted Group.

"DSRA Account Pledge Agreement" means any document evidencing the terms of any "DSRA Account Pledge" as defined in the Senior Secured Bond Terms (which may only be used to create a debt service arrangement with respect to the Senior Secured Bonds).

"Enforcement" means the enforcement or disposal of any Transaction Security, the requesting of a Distressed Disposal and/or the release or disposal of claims and/or Transaction Security on a Distressed Disposal under Clause 14 (Distressed Disposals), the giving of instructions as to actions with respect to the Transaction Security and/or the Charged Property following an Insolvency Event under Clause 9.5 (Security Agent instructions) and the taking of any other actions consequential on (or necessary to effect) any of those actions (but excluding the delivery of an Initial Enforcement Notice).

"Enforcement Action" means:

(a)	in relation to any Liabilities:

(i)

the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Primary Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)

the making of any declaration that any Liabilities are payable on demand (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities which are on-demand Liabilities to the extent (A) that the demand is made in the ordinary course of dealings between the relevant Debtor and Intra-Group Lender and (B) that any resulting Payment would be a Permitted Intra-Group Payment);

(iii)

the making of a demand in relation to a Liability that is payable on demand (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities which are on-demand Liabilities to the extent (A) that the demand is made in the ordinary course of dealings between the relevant Debtor and Intra-Group Lender and (B) that any resulting Payment would be a Permitted Intra-Group Payment);

(iv)

the making of any demand against the Company or any member of the Restricted US Group in relation to any Guarantee or any other guarantee or indemnity or other assurance against loss in respect of the Liabilities given by the Company or that member of the Restricted US Group (as applicable);

(v)

the exercise of any right to require the Company or any member of the Restricted US Group to acquire any Liability (including exercising any put or call option against the Company or any member of the Restricted US Group for the redemption or purchase of any Liability other than in connection with an asset sale offer or a change of control offer (however defined) pursuant to the terms of the Credit Facility Documents or the Pari Passu Debt Documents) and excluding any open market purchases of, or any voluntary tender offer or exchange offer for, Pari Passu Bonds at a time at which no Default is continuing;

(vi)

the exercise of any right of set-off, account combination or payment netting against the Company or any member of the Restricted US Group in respect of any Liabilities other than the exercise of any such right:

(A)	as Close-Out Netting by a Hedge Counterparty;

(B)	as Payment Netting by a Hedge Counterparty;

(C)	as Inter-Hedging Agreement Netting by a Hedge Counterparty; or

(D)	which is otherwise permitted under the Credit Facility Documents and the Pari Passu Debt Documents to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against the Company or any member of the Restricted US Group to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Hedging Agreement (other than pursuant to a Permitted Automatic Early Termination);

(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security;

(d)

the entering into of any composition, compromise, assignment or arrangement with the Company or any member of the Restricted US Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 19 (Changes to the Parties) or any open market purchases of, or voluntary tender offer or exchange offer for, Pari Passu Bonds at a time at which no Default is continuing); or

(e)

the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of the Company or any member of the Restricted US Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of the Company's or such member of the Restricted US Group's assets or any suspension of payments or moratorium of any indebtedness of the Company or such member of the Restricted US Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)

the taking of any action falling within paragraphs (a)(ii), (iii), (iv) and (vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

(ii)	a Primary Creditor bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages;

(iii)	bringing legal proceedings against any person in connection with any fraud, securities violation or securities or listing regulations;

(iv)

allegations of material misstatements or omissions made in connection with the offering materials relating to any Pari Passu Bonds or in reports furnished to the Pari Passu Bondholders or any exchange on which the Pari Passu Bonds are listed by a member of the Restricted Group pursuant to the information and reporting requirements under the Pari Passu Debt Documents; or

(v)

to the extent entitled by law, the taking of action against any creditor (or any agent, trustee or receiver acting on behalf of such creditor) to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation.

"Enforcement Instructions" means instructions as to Enforcement (including the manner and timing of Enforcement) given by the Majority Super Senior Creditors or the Majority Pari Passu Creditors to the Security Agent, provided that instructions not to undertake Enforcement or an absence of instructions as to Enforcement shall not constitute "Enforcement Instructions".

"Enforcement Objective" has the meaning given to that term in Schedule 4 (Enforcement Principles).

"Enforcement Principles" means the principles set out in Schedule 4 (Enforcement Principles).

"Enforcement Proceeds" means any amount paid to or otherwise realised by a Secured Party under or in connection with (a) any Enforcement and, following the occurrence of a Distress Event, any other proceeds of, or arising from, any of the Charged Property or (b) (unless the context otherwise requires) any demand made under any Guarantee.

"Escrow Account Pledge Agreement" means any document evidencing the terms of any "Escrow Account Pledge" under and as defined in the relevant Pari Passu Bond Terms (which may only be used to create an escrow arrangement with respect to the relevant Pari Passu Bonds during the period commencing from and including the date of issue of such Pari Passu Bonds up to and including the date of release of the (net) proceeds of such Pari Passu Bonds to the Company).

"Event of Default" means any event or circumstance specified as such in the Credit Facility Agreement or any Pari Passu Bond Terms.

"Final Discharge Date" means the later to occur of the Super Senior Discharge Date and the Pari Passu Discharge Date.

"Financial Adviser" has the meaning given to that term in Schedule 4 (Enforcement Principles).

"GOLP" means GulfMark Oceans, L.P. an exempted limited partnership formed and registered in the Cayman Islands, with registration number 16549, acting through its general partner GulfMark Capital, LLC an exempted limited liability company registered as a foreign company in the Cayman Islands with registration number 158247.

"Group" means the Company and each of its Subsidiaries at any time.

"Guarantee" means any guarantee, indemnity or other assurance against loss created, evidenced or expressed to be created or evidenced under or pursuant to any Guarantee Agreement.

"Guarantee Agreement" means any document entered into by any Debtor creating or expressed to create any Guarantee in respect of the obligations of any of the Debtors under any of the Debt Documents.

"Hedge Counterparty" means any entity which becomes a Party as a Hedge Counterparty pursuant to the terms of this Agreement.

"Hedge Counterparty Obligations" means the liabilities and obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.

"Hedge Transfer" means a transfer exercised by the Pari Passu Bond Trustee(s) (on behalf of some or all of the Pari Passu Bondholders) of (subject to paragraph (b) of Clause 6.2 (Hedge Transfer: Pari Passu Debt Creditors)) each Hedging Agreement together with:

(f)	all the rights in respect of the Hedging Liabilities owed by the Debtors to each Hedge Counterparty; and

(g)	all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Debtors,

in accordance with Clause 19.519.5 (Change of Hedge Counterparty).

"Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Company or any other Debtor and a Hedge Counterparty for the purpose of hedging the interest rate liabilities and/or the exchange rate risks of the Company or any other Debtor in relation to the Credit Facility Liabilities (in each case, not entered into for speculative purposes and which is permitted under the terms of the Credit Facility Documents and the Pari Passu Debt Documents (in their form as at the date of execution of the relevant Hedging Agreement) to share in any Guarantee and the Transaction Security).

"Hedging Force Majeure" means:

(a)	in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(i)	an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(ii)	an event similar in meaning and effect to a "Force Majeure Event" (as referred to in paragraph (b) below);

(b)

in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement); or

(c)	in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraphs (a) or (b) above.

"Hedging Liabilities" means the Liabilities owed by any Debtor to the Hedge Counterparties under or in connection with the Hedging Agreements. but only to the extent they relate to the Credit Facility Liabilities.

"Hedging Purchase Amount" means:

(a)

in respect of a hedging transaction under a Hedging Agreement that has, as of the relevant time, not been terminated or closed out, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(i)	in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(A)	that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(B)	the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement); or

(ii)	in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(A)

that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement; and

(B)	the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement),

in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement; and

(b)

in respect of a hedging transaction that has, as of the relevant time, been terminated or closed out in accordance with the terms of this Agreement, the amount that is payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty under any Hedging Agreement in respect of that termination or close-out to the extent that amount is unpaid.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"Initial Enforcement Notice" has the meaning given to such term in Clause 12.1 (Instructions to enforce).

"Insolvency Event" means, in relation to any member of the Group which is the direct or indirect owner of a Vessel:

(a)

any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a moratorium is declared in relation to any indebtedness of that member of the Group or an administrator is appointed to that member of the Group;

(b)	the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that member of the Group or any of its assets;

(c)	any composition, compromise, assignment or arrangement is made with any of its creditors; or

(d)	any analogous procedure or step is taken in any jurisdiction.

"Instructing Group" means:

(a)	subject to paragraph (b) below, the Majority Super Senior Creditors and the Majority Pari Passu Creditors; or

(b)	in relation to instructions as to Enforcement, the group of Primary Creditors entitled to give instructions as to Enforcement under Clause 12.1 (Instructions to enforce).

"Inter-Hedging Agreement Netting" means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement.

"Intra-Group Lenders" means:

(a)	each member of the Restricted Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with a member of the Restricted US Group; and

(b)	each member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with the Company,

and, and in each case, which becomes a Party as an Intra-Group Lender pursuant to the terms of this Agreement.

"Intra-Group Liabilities" means the Liabilities owed by the Company or any member of the Restricted US Group to any of the Intra-Group Lenders.

"ISDA Master Agreement" means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

"Liabilities" means all present and future liabilities and obligations at any time of the Company or any member of the Restricted US Group to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity.

"Liabilities Acquisition" means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights in respect of those Liabilities.

"Majority Pari Passu Creditors" means, at any time, those Pari Passu Bondholders whose Pari Passu Credit Participations at that time aggregate more than 50.00 per cent. of the total Pari Passu Credit Participations at that time (and where each Pari Passu Bond Trustee shall act (and be considered to act) on behalf of all the Pari Passu Bondholders represented by it regardless of whether all or only the required majority of those Pari Passu Bondholders voted in favour or against the decision to be made by the Majority Pari Passu Creditors under this Agreement at any relevant preceding meeting(s) of those Pari Passu Bondholders).

"Majority Super Senior Creditors" means, at any time, those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 50.00 per cent. of the total Super Senior Credit Participations at that time.

"Non-Credit Related Close-Out" means a Permitted Hedge Close-Out described in any of paragraphs (a)(i) or (a)(ii) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

"Non-Distressed Disposal" has the meaning given to that term in Clause 13 (Non-Distressed Disposals).

"Pari Passu Bond Terms" means the Senior Secured Bond Terms and any other bond terms setting out the terms of any debt security which creates or evidences any Pari Passu Debt Liabilities.

"Pari Passu Bond Trustee" means:

(a)	the Senior Secured Bond Trustee; and

(b)	any other bond trustee in respect of Pari Passu Bonds which has acceded to this Agreement as a Creditor Representative pursuant to the terms hereof.

"Pari Passu Bondholder" means a Senior Secured Bondholder and any other holder from time to time of any Pari Passu Bonds.

"Pari Passu Bonds" means:

(a)	the Senior Secured Bonds; and

(b)	any other pari passu bonds issued or to be issued by the Company under any Pari Passu Bond Terms.

"Pari Passu Credit Participation" means in relation to a Pari Passu Bondholder (or, if the context requires, the Senior Secured Bond Trustee or a Pari Passu Bond Trustee), the aggregate outstanding principal amount of the Senior Secured Bonds held (or, in case of the Senior Secured Bond Trustee, represented) by it.

"Pari Passu Debt Acceleration Event" means the Creditor Representative of any Pari Passu Bondholder(s) exercising any of its rights under any acceleration provisions, or any acceleration provisions being automatically invoked, in each case under the relevant Pari Passu Bond Terms.

"Pari Passu Debt Creditors" means:

(a)	each Senior Secured Bond Creditor; and

(b)	each other Creditor Representative in relation to any other Pari Passu Debt Liabilities and each other Pari Passu Bondholder.

"Pari Passu Debt Discharge Date" means the first date on which all Pari Passu Debt Liabilities have been fully and finally discharged to the satisfaction of the Creditor Representative(s) in relation to any Pari Passu Debt Liabilities, whether or not as the result of an enforcement, and the Pari Passu Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents.

"Pari Passu Debt Documents" means:

(a)	each Senior Secured Bond Document; and

(b)

each other document or instrument entered into between the Company and/or any member of the Restricted US Group and a Pari Passu Debt Creditor setting out the terms of any bonds, notes, indenture or debt security which creates or evidences any Pari Passu Debt Liabilities.

"Pari Passu Debt Liabilities" means the Liabilities owed by the Debtors to the Pari Passu Debt Creditors under or in connection with the Pari Passu Debt Documents.

"Pari Passu Discharge Date" means the first date on which all Pari Passu Debt Liabilities have been fully and finally discharged to the satisfaction of the relevant Creditor Representative(s), whether or not as the result of an enforcement, and the Pari Passu Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

"Party" means a party to this Agreement.

"Payment" means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

"Payment Netting" means:

(a)	in respect of a Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b)

in respect of a Hedging Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement which has a similar effect to the provision referenced in paragraph (a) above.

"Permitted Automatic Early Termination" means an Automatic Early Termination of a hedging transaction under a Hedging Agreement, the provision of which is permitted under Clause 5.12 (Terms of Hedging Agreements).

"Permitted Credit Facility Payments" means the Payments permitted by Clause 3.1 (Payment of Credit Facility Liabilities).

"Permitted Hedge Close-Out" means, in relation to a hedging transaction under a Hedging Agreement, a termination or close-out of that hedging transaction which is permitted pursuant to Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

"Permitted Hedge Payments" means the Payments permitted by Clause 5.2 (Restriction on Payments: Hedging Liabilities) (other than paragraph (b) of that Clause) or Clause 5.3 (Permitted Payments: Hedging Liabilities).

"Permitted Intra-Group Payments" means the Payments permitted by Clause 7.2 (Permitted Payments: Intra-Group Liabilities).

"Permitted Pari Passu Debt Payments" means the Payments permitted by Clause 4.1 (Payment of Pari Passu Debt Liabilities).

"Permitted Payment" means a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted Pari Passu Debt Payment, a Permitted Credit Facility Payment or a Permitted Subordinated Payment.

"Permitted Security" has the meaning given to such term in the Senior Secured Bond Terms.

"Permitted Subordinated Payments" means the Payments permitted by Clause 8.2 (Permitted Payments: Subordinated Liabilities).

"Primary Creditors" means the Super Senior Creditors and the Pari Passu Debt Creditors.

"Property" of the Company and a member of the Restricted US Group or a Debtor means:

(a)	any asset of the Company, that member of the Restricted US Group or that Debtor;

(b)	any Subsidiary of the Company, that member of the Restricted US Group or that Debtor; and

(c)	any asset of any such Subsidiary.

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Recoveries" has the meaning given to that term in Clause 16.1 (Order of Application).

"Required Pari Passu Creditors" means each Creditor Representative acting on behalf of any Pari Passu Bondholders.

"Restricted Group" means:

(a)	the Company;

(b)	each Restricted US Group Company; and

(c)	each Restricted Non-US Group Company.

"Restricted Non-US Group" means each of:

(a)	GOLP

(b)	TMII; and

(c)	each of their Subsidiaries from time to time,

but excluding any Unrestricted Non-US Group Company.

"Restricted Non-US Group Company" means any person which is a member of the Restricted Non-US Group.

"Restricted US Group" means each Subsidiary of the Company incorporated in the U.S. from time to time, but excluding:

(a)

any direct or indirect Subsidiary of a member of the Group not incorporated in the US, including (without limitation) Tidewater Mexico Holding, L.L.C., Tidewater Marine International Dutch Holdings, L.L.C., Pan Marine International Dutch Holdings, L.L.C., GulfMark Resources, L.L.C., GulfMark Shipping L.L.C.; and

(b)	any Unrestricted US Group Company.

"Restricted US Group Company" means any person which is a member of the Restricted US Group.

"Secured Obligations" means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by the Company, any member of the Restricted US Group and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

"Secured Parties" means the Security Agent, any Receiver or Delegate and each of the Primary Creditors from time to time but, in the case of each Primary Creditor, only if it (or, in the case of a Pari Passu Bondholder, its Creditor Representative) is a Party or has acceded to this Agreement in the proper capacity pursuant to the terms hereof.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Agent's Spot Rate of Exchange" means, in respect of the conversion of one currency (the "First Currency") into another currency (the "Second Currency"), any publicly available spot rate of exchange selected by the Security Agent (acting reasonably), for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 a.m. (London time) on a particular day, which shall, in either case, be notified by the Security Agent in accordance with paragraph (e) of Clause 17.3 (Duties of the Security Agent).

"Security Documents" means:

(a)	each of the Transaction Security Documents; and

(b)

any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Obligations (other than any Escrow Account Pledge Agreement and the DSRA Account Pledge Agreement).

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as agent or on behalf of the Secured Parties and all proceeds of that Transaction Security; and

(b)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as agent or otherwise on behalf of the Secured Parties.

"Senior Secured Bond Creditors" means the Senior Secured Bondholders and the Senior Secured Bond Trustee.

"Senior Secured Bond Documents" means the "Finance Documents" under and as defined in the Senior Secured Bond Terms.

"Senior Secured Bond Terms" means the bond terms governing the Senior Secured Bonds dated on or about the date of this Agreement and entered into between, among others, the Senior Secured Bond Trustee and the Company.

"Senior Secured Bondholders" means the "Bondholders" under and as defined in the Senior Secured Bond Terms.

"Senior Secured Bonds" means the "Bonds" under and as defined in the Senior Secured Bond Terms.

"Subordinated Creditors" means each person which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with the Company and which is named on the signing pages as a Subordinated Creditor or which becomes a Party as Subordinated Creditor pursuant to the terms of this Agreement.

"Subordinated Liabilities" means the Liabilities owed to the Subordinated Creditors by the Company under or in respect of any loan, credit or other financial arrangement referred to in the definition of "Subordinated Creditors".

"Subsidiary" means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50.00 per cent. of the voting capital or similar right of ownership, and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

"Super Senior Credit Participation" means, in relation to a Credit Facility Lender its aggregate Credit Facility Commitments, if any.

"Super Senior Creditors" means the Credit Facility Creditors.

"Super Senior Discharge Date" means the first date on which all Super Senior Liabilities have been fully and finally discharged to the satisfaction of the relevant Creditor Representative(s), whether or not as the result of an enforcement, and the Super Senior Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

"Super Senior Liabilities" means the Credit Facility Liabilities.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"TMII" means Tidewater Marine International, Inc., an exempted company incorporated in the Cayman Islands with registration number CE 229814.

"Transaction Security" means the Security created, evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

"Transaction Security Documents" means any document entered into by any Debtor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Debtors under any of the Debt Documents (other than any Escrow Account Pledge Agreement and the DSRA Account Pledge Agreement).

"Trust Appointment Letter" means that certain appointment letter dated November 16, 2021, pursuant to which Senior Secured Bond Trustee, on behalf of the Senior Secured Bondholders, and the Hedge Counterparties and Credit Facility Lenders, have appointed and authorized the Security Agent to act as security trustee on their behalf under the Trust Property (as defined therein), as such appointment letter may be amended, restated, modified and supplemented from time to time.

"Unrestricted Non-US Group Company" means each of:

(a)	Troms Offshore Supply AS and its Subsidiaries; and

(b)	any newly formed or newly acquired Subsidiaries of:

(i)	the Company, which are not incorporated in the U.S.; and

(ii)	a member of the Group not incorporated in the U.S. (including, for the avoidance of doubt, any of GOLP and TMII),

in the case of (i) and (ii), which the Company, in accordance with the Senior Secured Bond Terms, has designated by written notice to the Senior Secured Bond Trustee as an "Unrestricted Non-US Group Company" and which the Company has not subsequently redesignated by written notice to the Senior Secured Bond Trustee as a "Restricted Non-US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Finance Document).

"U.S." means the United States of America

"Unrestricted US Group Company" means any newly formed or newly acquired Subsidiaries of the Company, incorporated in the U.S., which the Company, in accordance with the Senior Secured Bond Terms, has designated by written notice to the Senior Secured Bond Trustee as an "Unrestricted US Group Company" and which the Company has not subsequently redesignated by written notice to the Senior Secured Bond Trustee as a "Restricted US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Finance Document).

"USD" means the lawful currency of the U.S.

"VAT" means any value added tax as provided for in the Norwegian Value Added Tax Act of 19 June 2009 no. 58 and any other tax of a similar nature (in any jurisdiction).

"Vessel" means any offshore support vessel.

1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	any Party or any other person in any capacity shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)

any Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Debt Documents;

(iii)	"assets" includes present and future properties, revenues and rights of every description;

(iv)

a "Debt Document" or any other agreement or instrument is (other than a reference to a "Debt Document" or any other agreement or instrument in "original form") a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)	"enforcing" (or any derivation) the Transaction Security includes the appointment of an administrator (or any analogous officer in any jurisdiction) of a Debtor by the Security Agent;

(vi)	a "group of Creditors" includes all the Creditors and a "group of Primary Creditors" includes all the Primary Creditors;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	the "original form" of a "Debt Document" or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into;

(ix)

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	"proceeds" of a Distressed Disposal or of a Debt Disposal includes proceeds in cash;

(xi)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xii)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	A Default or an Event of Default is "continuing" if it has not been remedied or waived.

2.	RANKING AND PRIORITY

2.1	Primary Creditor Liabilities

Each of the Parties agrees that the Credit Facility Liabilities, the Hedging Liabilities and the Pari Passu Debt Liabilities owed by the Debtors to the Primary Creditors shall rank in right and priority of payment pari passu and without any preference between them.

2.2	Guarantee and Transaction Security

Each of the Parties agrees that any Guarantee and the Transaction Security shall rank and secure the Credit Facility Liabilities, the Hedging Liabilities and the Pari Passu Debt Liabilities (subject to the terms of this Agreement) pari passu and without any preference between them (but only to the extent that such Guarantee or Transaction Security is expressed to secure those Liabilities).

2.3	Subordinated and Intra-Group Liabilities
(a)	Each of the Parties agrees that the Subordinated Liabilities and the Intra-Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Subordinated Liabilities or the Intra-Group Liabilities as between themselves.

3.	CREDIT FACILITY CREDITORS AND CREDIT FACILITY LIABILITIES

3.1	Payment of Credit Facility Liabilities
(a)	Subject to paragraph (b) below, the Debtors may make Payments of the Credit Facility Liabilities at any time in accordance with, and subject to the provisions of, the Credit Facility Documents.

(b)

Following the occurrence of an Acceleration Event, the Company and the members of the Restricted US Group may not make Payments of the Credit Facility Liabilities except from Enforcement Proceeds distributed in accordance with Clause 16 (Application of Proceeds), other than any distribution or dividend out of any unsecured assets of any Debtor (in its capacity as borrower or principal debtor (and not in its capacity as guarantor or Security provider)) (pro rata to each unsecured creditor's claim) made by a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer appointed in respect of any Debtor or any of its assets.

(c)	The restrictions on Payments of the Credit Facility Liabilities set out in paragraph (b) above does not apply to Payment of interest.

3.2	Security and Guarantees: Credit Facility Creditors

The Credit Facility Creditors may take, accept or receive the benefit of:

(a)

any Security in respect of the Credit Facility Liabilities from the Company or any member of the Restricted US Group in addition to the Common Transaction Security which to the extent legally possible is, at the same time, also offered to the Security Agent as agent or on behalf of the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Guarantee and Transaction Security); and

(b)	any guarantee, indemnity or other assurance against loss in respect of the Credit Facility Liabilities from the Company or any member of the Restricted US Group in addition to those in:

(i)	the original form of the Credit Facility Agreement;

(ii)	this Agreement; or

(iii)	any Common Assurance,

if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Guarantee and Transaction Security).

3.3	Amendments and waivers: Credit Facility Creditors

Subject to Clause 3.4 (Increase of commitment: Credit Facility Creditors), the Credit Facility Creditors may amend or waive the terms of the Credit Facility Documents (other than this Agreement or any Security Document) in accordance with their terms at any time.

3.4	Increase of commitment: Credit Facility Creditors

The Credit Facility Creditors may not effect an increase of the original commitment under the Credit Facility Agreements. Should the commitments under the Credit Facility Agreements be increased to an amount in excess of the Credit Facility Liabilities Maximum Amount, or the equivalent thereof in any other currency, any such increase in commitments shall not be included in the "Secured Obligations".

4.	PARI PASSU DEBT CREDITORS AND PARI PASSU DEBT LIABILITIES

4.1	Payment of Pari Passu Debt Liabilities
(a)

Subject to paragraph (b) below, and without prejudice to any restrictions contained in the Credit Facility Documents, the Debtors may make Payments of the Pari Passu Debt Liabilities at any time in accordance with, and subject to the provisions of, the Pari Passu Debt Documents.

(b)

Following the occurrence of an Acceleration Event (until the occurrence of the Super Senior Discharge Date) the Company and the members of the Restricted US Group may not make Payments of the Pari Passu Debt Liabilities except from Enforcement Proceeds distributed in accordance with Clause 16 (Application of Proceeds), other than any distribution or dividend out of any unsecured assets of any Debtor (in its capacity as borrower or principal debtor (and not in its capacity as guarantor or Security provider)) (pro rata to each unsecured creditor's claim) made by a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer appointed in respect of any Debtor or any of its assets.

(c)	The restrictions on Payments of the Pari Passu Debt Liabilities set out in paragraph (b) above does not apply to Payment of interest.

4.2	Security and Guarantees: Pari Passu Debt Creditors

The Pari Passu Debt Creditors may take, accept or receive the benefit of:

(a)

any Security in respect of the Pari Passu Debt Liabilities from the Company and any member of the Restricted US Group in addition to the Common Transaction Security which (except for any Security created under any Escrow Account Pledge Agreement and the DSRA Account Pledge Agreement (which the relevant Pari Passu Bond Trustee or Pari Passu Bondholders shall not be required to share with any other Secured Parties)) to the extent legally possible is, at the same time, also offered to the Security Agent as agent or on behalf of the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Guarantee and Transaction Security); and

(b)	any guarantee, indemnity or other assurance against loss in respect of the Pari Passu Debt Liabilities from the Company and any member of the Restricted US Group in addition to those in:

(i)	the original form of the Senior Secured Bond Terms or in any Pari Passu Bond Terms;

(ii)	this Agreement; or

(iii)	any Common Assurance,

if and to the extent legally possible at the same time it also offered to the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Guarantee and Transaction Security).

4.3	Amendments and waivers: Senior Secured Bond Creditors

Subject to Clause 4.4 (Increase of principal: Bond Creditors), the Senior Secured Bond Creditors may amend or waive the terms of the Bond Finance Documents (other than this Agreement or any Security Document) in accordance with the Senior Secured Bond Terms at any time.

4.4	Increase of principal: Senior Secured Bond Creditors

The Senior Secured Bond Creditors may not effect an increase of the Maximum Issue Amount (as defined in the Senior Secured Bond Terms) under the Senior Secured Bond Terms.

5.	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

5.1	Identity of Hedge Counterparties

No entity providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or any Guarantee in respect of any of the liabilities and obligations arising in relation to those hedging arrangements nor shall those liabilities and obligations be treated as Hedging Liabilities unless that entity is or becomes a Party as a Hedge Counterparty pursuant to the terms of this Agreement.

5.2	Restriction on Payments: Hedging Liabilities

The Debtors shall not, and shall procure that neither the Company nor any member of the Restricted US Group will, make any Payment of the Hedging Liabilities at any time unless:

(a)	that Payment is permitted under Clause 5.3 (Permitted Payments: Hedging Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties),

provided that following the occurrence of an Acceleration Event (until the occurrence of the Super Senior Discharge Date), neither the Company nor any member of the Restricted US Group may make Payments of the Hedging Liabilities except from Enforcement Proceeds distributed in accordance with Clause 16 (Application of Proceeds), other than any distribution or dividend out of any unsecured assets of any Debtor (in its capacity as borrower or principal debtor (and not in its capacity as guarantor or Security provider)) (pro rata to each unsecured creditor's claim) made by a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer appointed in respect of any Debtor or any of its assets.

5.3	Permitted Payments: Hedging Liabilities
(a)

Subject to paragraph (b) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Hedging Agreement in accordance with the terms of that Hedging Agreement:

(i)	if the Payment is a scheduled Payment arising under the relevant Hedging Agreement;

(ii)	to the extent that the relevant Debtor's obligation to make the Payment arises as a result of the operation of:

(A)

any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B)

any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C)	any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii)	to the extent that the relevant Debtor's obligation to make the Payment arises from a Non-Credit Related Close-Out;

(iv)	to the extent that:

(A)	the relevant Debtor's obligation to make the Payment arises from:

(1)	a Credit Related Close-Out in relation to that Hedging Agreement; or

(2)	a Permitted Automatic Early Termination under that Hedging Agreement which arises as a result of an event relating to a Debtor; and

(B)	no Event of Default is continuing at the time of that Payment or would result from that Payment;

(v)

to the extent that no Event of Default is continuing or would result from that Payment and the relevant Debtor's obligation to make the Payment arises as a result of a close-out or termination arising as a result of:

(A)

section 5(a)(vii) (Bankruptcy) of the 1992 ISDA Master Agreement (if the relevant Hedging Agreement is based on a 1992 ISDA Master Agreement) and the Event of Default (as defined in the relevant Hedging Agreement) has occurred with respect to the relevant Hedge Counterparty;

(B)

section 5(a)(vii) (Bankruptcy) of the 2002 ISDA Master Agreement (if the relevant Hedging Agreement is based on a 2002 ISDA Master Agreement) and the Event of Default (as defined in the relevant Hedging Agreement) has occurred with respect to the relevant Hedge Counterparty;

(C)

any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement) and the equivalent event of default has occurred with respect to the relevant Hedge Counterparty; or

(D)

the relevant Debtor terminating or closing-out the relevant Hedging Agreement as a result of a Hedging Force Majeure and the Termination Event (as defined in the relevant Hedging Agreement in the case of a Hedging Agreement based on an ISDA Master Agreement) or the equivalent termination event (in the case of a Hedging Agreement not based on an ISDA Master Agreement) has occurred with respect to the relevant Hedge Counterparty; or

(vi)	if the Majority Super Senior Creditors and the Required Pari Passu Creditors give prior consent to the Payment being made.

(b)

No Payment may be made to a Hedge Counterparty under paragraph (a) above if any scheduled Payment due from that Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid unless the prior consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors is obtained.

(c)

Failure by a Debtor to make a Payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to Clause 5.4 (Payment obligations continue), not result in a default (however described) in respect of that Debtor under that Hedging Agreement.

5.4	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 5.2 (Restriction on Payment: Hedging Liabilities) and 5.3 (Permitted Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

5.5	No acquisition of Hedging Liabilities

The Debtors shall not, and shall procure that neither the Company nor any member of the Restricted US Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Hedging Liabilities, unless the prior consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors is obtained.

5.6	Amendments and Waivers: Hedging Agreements
(a)	Subject to paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.

(b)

A Hedge Counterparty may amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement if the amendment or waiver does not breach another term of this Agreement and the amendment or waiver does not result in a breach of the Credit Facility Agreement, any Pari Passu Facility Agreement or any Pari Passu Bond Terms.

5.7	Security and Guarantees: Hedge Counterparties

The Hedge Counterparties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from the Company or any member of the Restricted US Group in respect of the Hedging Liabilities other than:

(a)	the Common Transaction Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of the Credit Facility Agreement;

(ii)	this Agreement;

(iii)	any Common Assurance; or

(iv)	the relevant Hedging Agreement no greater in extent than any of those referred to in paragraphs (i) to (iii) above;

(c)	as otherwise contemplated by Clauses 3.2 (Security and Guarantees: Credit Facility Creditors) and 4.2 (Security and Guarantees: Pari Passu Debt Creditors); and

(d)

the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

5.8	Restriction on Enforcement: Hedge Counterparties

Subject to Clause 5.9 (Permitted Enforcement: Hedge Counterparties) and Clause 5.10 (Required Enforcement: Hedge Counterparties) and without prejudice to each Hedge Counterparty's rights under Clauses 12.2 (Enforcement Instructions) and 12.3 (Manner of enforcement), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

5.9	Permitted Enforcement: Hedge Counterparties
(a)

To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

Non-Credit Related Close-Outs

(i)	if, prior to a Distress Event, such termination or close-out would not result in a breach of a Credit Facility Document or Pari Passu Debt Document; or

(ii)	if a Hedging Force Majeure has occurred in respect of that Hedging Agreement; or

Credit Related Close-Outs

(iii)	if a Distress Event has occurred; or

(iv)

if an Event of Default has occurred under the clauses dealing with insolvency or insolvency proceedings in the Credit Facility Agreement, the Senior Secured Bond Terms (or any Pari Passu Facility Agreement or Pari Passu Bond Terms) in relation to a Debtor which is party to that Hedging Agreement; or

(v)	if the Majority Super Senior Creditors and the Required Pari Passu Creditors give prior consent to that termination or close-out being made.

(b)

If a Debtor has defaulted on any Payment due under a Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than 14 days after notice of that default has been given to the Security Agent pursuant to paragraph (e) of Clause 22.3 (Notification of prescribed events), the relevant Hedge Counterparty:

(i)	may, to the extent it is able to do so under the relevant Hedging Agreement, terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement; and

(ii)

until such time as the Security Agent has given notice to that Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c)

After the occurrence of an Insolvency Event in relation to any member of the Group, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that member of the Group to:

(i)	prematurely close-out or terminate any Hedging Liabilities of that member of the Group;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Hedging Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any Hedging Liabilities of that member of the Group; or

(iv)	claim and prove in any insolvency process of that member of the Group for the Hedging Liabilities owing to it.

5.10	Required Enforcement: Hedge Counterparties
(a)

Subject to paragraph (b) below, a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction under all or any of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i)	the occurrence of an Acceleration Event and delivery to it of a notice from the Security Agent that such Acceleration Event has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Agent (acting on the instructions of the Instructing Group) instructing it to do so.

(b)

Paragraph (a) above shall not apply to the extent that such Acceleration Event occurred as a result of an arrangement made between any Debtor and any Primary Creditor with the purpose of bringing about that Acceleration Event.

(c)

If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under paragraph (b) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties) (or would have been able to if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Agent (acting on the instructions of the Instructing Group).

5.11	Treatment of Payments due to Debtors on termination of hedging transactions
(a)

If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)	The payment of that amount by the Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty's obligation to pay that amount to that Debtor.

5.12	Terms of Hedging Agreements

The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)

each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of "Hedging Agreement" and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement;

(b)	each Hedging Agreement is based either:

(i)	on an ISDA Master Agreement; or

(ii)	on another framework agreement which is similar in effect to an ISDA Master Agreement;

(c)	in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(i)	a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(ii)	an event similar in meaning and effect to either of those described in paragraph (i) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement),

that Hedging Agreement will:

(A)

if it is based on a 1992 ISDA Master Agreement, provide for payments under the "Second Method" and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(B)	if it is based on a 2002 ISDA Master Agreement, make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(C)

if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour;

(d)	each Hedging Agreement will not provide for Automatic Early Termination other than to the extent that:

(i)

the provision of Automatic Early Termination is consistent with practice in the relevant derivatives market, taking into account the legal status and jurisdiction of incorporation of the parties to that Hedging Agreement; and

(ii)	that Automatic Early Termination is:

(A)	as provided for in section 6(a) (Right to Terminate following Event of Default) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B)	as provided for in section 6(a) (Right to Terminate Following Event of Default) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C)	similar in effect to that described in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement); and

(e)

each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to Clause 5.10 (Required Enforcement: Hedge Counterparties).

6.	OPTION TO PURCHASE AND HEDGE TRANSFER

6.1	Option to purchase: Pari Passu Debt Creditors
(a)

Each Pari Passu Bond Trustee (on behalf of some or all of the Pari Passu Bondholders) (the "Purchasing Secured Creditors") may after a Distress Event, after having given each Pari Passu Bond Trustee the opportunity to participate in such purchase, by giving not less than 10 days' notice to the Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 19.2 (Change of Credit Facility Lender under an existing Credit Facility), of all, but not part, of the rights, benefits and obligations in respect of the Credit Facility Liabilities if:

(i)	that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the Credit Facility Agreement;

(ii)	any conditions relating to such a transfer contained in the Credit Facility Agreement are complied with, other than:

(A)

any requirement to obtain the consent of, or consult with, any Debtor, the Company and any other member of the Restricted US Group relating to such transfer, which consent or consultation shall not be required;

(B)	any condition more onerous than those contained in any clause dealing with transfers and assignments in the original form of the Credit Facility Agreement;

(iii)	the relevant Creditor Representative, on behalf of the Credit Facility Lenders, is paid an amount by the Purchasing Secured Creditors equal to the aggregate of:

(A)

all of the Credit Facility Liabilities at that time (whether or not due), including all amounts that would have been payable under the Credit Facility Documents if the Credit Facility Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(B)	all costs and expenses (including legal fees) incurred by the Credit Facility Agent and/or the Credit Facility Lenders as a consequence of giving effect to that transfer;

(iv)	as a result of that transfer the Credit Facility Lenders have no further actual or contingent liability to any Debtor under the relevant Debt Documents; and

(v)

the transfer is made without recourse to, or representation or warranty from, the Credit Facility Lenders, including as to the validity, enforceability or recoverability of the Credit Facility Liabilities or any Security.

(b)

The Creditor Representative in respect of the Credit Facility shall, at the request of the Purchasing Secured Creditors notify each Pari Passu Bond Trustee of the sum of the amounts described in paragraph (a)(iii)(B) above.

(c)

If more than one Purchasing Secured Creditor wishes to exercise the option to purchase the Credit Facility Liabilities in accordance with paragraph (a) above, each such Purchasing Secured Creditor shall:

(i)

acquire the Credit Facility Liabilities pro rata, in the proportion that its Pari Passu Credit Participation bears to the aggregate Pari Passu Credit Participations of all the Purchasing Secured Creditors; and

(ii)

inform the relevant Creditor Representative(s) in accordance with the terms of the relevant Pari Passu Debt Documents, who will determine (consulting with each other as required) the appropriate share of the Credit Facility Liabilities to be acquired by each such Purchasing Secured Creditor and who shall inform each such Purchasing Secured Creditor accordingly, and the relevant Creditor Representative(s) shall promptly inform the Creditor Representatives of the Credit Facility Lenders and the Hedge Counterparties of the Purchasing Secured Creditors intention to exercise the option to purchase the Credit Facility Liabilities.

6.2	Hedge Transfer: Pari Passu Debt Creditors
(a)	The Purchasing Secured Creditors may, by giving not less than 10 days' notice to the Security Agent, require a Hedge Transfer:

(i)	if either:

(A)	the Purchasing Secured Creditors require, at the same time, a transfer of the Credit Facility Liabilities under Clause 6.1 (Option to purchase: Pari Passu Debt Creditors); or

(B)	the Purchasing Secured Creditors require that Hedge Transfer at any time on or after the Credit Facility Lender Discharge Date; and

(ii)	if:

(A)

that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case neither any Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B)	any conditions (other than the consent of, or any consultation with, any Debtor or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C)

each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (1) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (2) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D)	as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements; and

(E)	that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty.

(b)

The Purchasing Secured Creditors and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by the Purchasing Secured Creditors pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

7.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

7.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no member of the Restricted US Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 7.2 (Permitted Payments: Intra-Group Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 7.6 (Permitted Enforcement: Intra-Group Lenders).

7.2	Permitted Payments: Intra-Group Liabilities
(a)	Subject to paragraph (b) below, the Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Acceleration Event has occurred unless:

(i)	the Majority Super Senior Creditors and the Required Pari Passu Creditors consent to that Payment being made; or

(ii)	that Payment is made to facilitate the making of a Permitted Credit Facility Payment, a Permitted Hedge Payment or a Permitted Pari Passu Debt Payment.

7.3	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 7.1 (Restriction on Payment: Intra-Group Liabilities) and 7.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

7.4	Security and Guarantees: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)	that Security, guarantee, indemnity or other assurance against loss is permitted by the Credit Facility Agreement and the Pari Passu Bond Terms; or

(b)	the prior consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors is obtained.

7.5	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 7.6 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

7.6	Permitted Enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to the Company or any member of the Restricted US Group, each Intra-Group Lender may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 9.4 (Filing of claims)), exercise any right it may otherwise have against the Company or that member of the Restricted US Group (as applicable) to:

(a)	accelerate any of the Company's or that member of the Restricted US Group's Intra-Group Liabilities (as applicable) or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by the Company or that member of the Restricted US Group (as applicable) in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of the Company or that member of the Restricted US Group (as applicable); or

(d)	claim and prove in any insolvency process of the Company or that member of the Restricted US Group (as applicable) for the Intra-Group Liabilities owing to it.

8.	SUBORDINATED LIABILITIES

8.1	Restriction on Payment: Subordinated Liabilities

Prior to the Final Discharge Date, neither the Company nor any other Debtor shall, and the Company shall procure that no other member of the Group will, make any Payment of the Subordinated Liabilities at any time unless:

(a)	that Payment is permitted under Clause 8.2 (Permitted Payments: Subordinated Liabilities); or

(b)	the taking or receipt of that Payment is permitted under Clause 8.8 (Permitted Enforcement: Subordinated Creditors).

8.2	Permitted Payments: Subordinated Liabilities

The Company may make Payments in respect of the Subordinated Liabilities then due:

(a)	if the Payment is permitted by the Credit Facility Agreement and all Pari Passu Bond Terms;

(b)	if the Majority Super Senior Creditors and the Required Pari Passu Creditors consent to that Payment being made; or

(c)	(subject to any applicable restrictions, conditions or provisions in any of the other Debt Documents) by way of conversion of Subordinated Liabilities into share capital in the Company.

8.3	Payment obligations continue

Neither the Company nor any other Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 8.1 (Restriction on Payment: Subordinated Liabilities) and 8.2 (Permitted Payments: Subordinated Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

8.4	No acquisition of Subordinated Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Subordinated Liabilities, unless the prior consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors is obtained.

8.5	Amendments and Waivers: Subordinated Creditors

Prior to the Final Discharge Date, the Subordinated Creditors may not amend, waive or agree the terms of any of the documents or instruments pursuant to which the Subordinated Liabilities are constituted unless:

(a)	the prior consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors is obtained; or

(b)	that amendment, waiver or agreement is of a minor and administrative nature and is not prejudicial to the Primary Creditors.

8.6	Security and Guarantees: Subordinated Creditors

The Subordinated Creditors may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of any of the Subordinated Liabilities prior to the Final Discharge Date.

8.7	Restriction on Enforcement: Subordinated Creditors

Subject to Clause 8.8 (Permitted Enforcement: Subordinated Creditors), no Subordinated Creditor shall be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the Final Discharge Date.

8.8	Permitted Enforcement: Subordinated Creditors

After the occurrence of an Insolvency Event in relation to any member of the Group, each Subordinated Creditor may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Subordinated Creditor in accordance with Clause 9.4 (Filing of claims)) exercise any right it may otherwise have in respect of that member of the Group to:

(a)	accelerate any of that member of the Group's Subordinated Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Subordinated Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Subordinated Liabilities of that member of the Group; or

(d)	claim and prove in any insolvency process of that member of the Group for the Subordinated Liabilities owing to it.

9.	EFFECT OF INSOLVENCY EVENT

9.1	Distributions
(a)

After the occurrence of an Insolvency Event in relation to the Company or any member of the Restricted Group, any Party entitled to receive a distribution out of the assets of the Company or that member of the Restricted Group (in the case of a Primary Creditor, only to the extent that such amount constitutes Enforcement Proceeds) in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of the Company or that member of the Restricted Group (as applicable), to make that distribution to the Security Agent (or to such other person as the Security Agent shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Agent shall apply distributions made to it under paragraph (a) above in accordance with Clause 16 (Application of Proceeds).

9.2	Set-Off
(a)

Subject to paragraph (b) below, to the extent that the Company's or any member of the Restricted US Group's Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to the Company or that member of the Restricted US Group, any Creditor which benefited from that set-off shall (in the case of a Primary Creditor, only to the extent that such amount constitutes Enforcement Proceeds) pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 16 (Application of Proceeds).

(b)	Paragraph (a) above shall not apply to:

(i)	any Close-Out Netting by a Hedge Counterparty;

(ii)	any Payment Netting by a Hedge Counterparty; or

(iii)	any Inter-Hedging Agreement Netting by a Hedge Counterparty.

9.3	Non-cash distributions

If the Security Agent or any other Secured Party receives a distribution in a form other than cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

9.4	Filing of claims

After the occurrence of an Insolvency Event in relation to the Company or any member of the Restricted US Group, each Creditor irrevocably authorises the Security Agent, on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against the Company or that member of the Restricted US Group (as applicable);

(b)	demand, sue, prove and give receipt for any or all of the Company's or that member of the Restricted US Group's Liabilities (as applicable);

(c)	collect and receive all distributions on, or on account of, any or the Company's or that member of the Restricted US Group's Liabilities(as applicable); and

(d)

file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the Company's or that member of the Restricted US Group's Liabilities (as applicable).

9.5	Security Agent instructions

For the purposes of Clause 9.1 (Distributions) and Clause 9.4 (Filing of claims) the Security Agent shall act:

(a)	on the instructions of the Instructing Group; or

(b)	in the absence of any such instructions, as the Security Agent sees fit.

10.	TURNOVER OF RECEIPTS

10.1	Turnover by the Creditors

If at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is neither:

(i)	a Permitted Payment; nor

(ii)	made in accordance with Clause 16 (Application of Proceeds);

(b)	other than where paragraph (a) of Clause 9.2 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)	notwithstanding paragraphs (a) and (b) above, and other than where paragraph (a) of Clause 9.2 (Set-Off) applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or

(B)

as a result of any other litigation or proceedings against the Company or a member of the Restricted US Group (other than after the occurrence of an Insolvency Event in respect of the Company or that member of the Restricted US Group (as applicable)); or

(ii)	by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 16 (Application of Proceeds);

(d)	the proceeds of (i) any enforcement of any Transaction Security or (ii) any demand made under any Guarantee, in each case other than in accordance with Clause 16 (Application of Proceeds); or

(e)

other than where paragraph (a) of Clause 9.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by the Company or a member of the Restricted US Group which is not in accordance with Clause 16 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of the Company or that member of the Restricted US Group (as applicable).

that Creditor will promptly pay or distribute an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.2	Exclusions

Clause 10.1 (Turnover by Creditors) shall not apply to any receipt or recovery by way of:

(a)	Close-Out Netting by a Hedge Counterparty;

(b)	Payment Netting by a Hedge Counterparty; or

(c)	Inter-Hedging Agreement Netting by a Hedge Counterparty.

10.3	Amounts received by Debtors

If any of the Debtors receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor will promptly pay or distribute an amount equal to that receipt or recovery to the Security Agent as agent for application in accordance with the terms of this Agreement.

11.	REDISTRIBUTION

11.1	Recovering Creditor's rights
(a)

Any amount paid or distributed by a Creditor (a "Recovering Creditor") to the Security Agent under Clause 9 (Effect of Insolvency Event) or Clause 10 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Debtor and shall be applied by the Security Agent in accordance with Clause 16 (Application of Proceeds).

(b)

On an application by the Security Agent pursuant to Clause 16 (Application of Proceeds) of a Payment or distribution received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid or distributed to the Security Agent by the Recovering Creditor (the "Shared Amount") will be treated as not having been paid or distributed by that Debtor.

11.2	Reversal of redistribution
(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable or returnable to a Debtor and is repaid or returned by that Recovering Creditor to that Debtor, then:

(i)

each Party that received any part of that Shared Amount pursuant to an application by the Security Agent of that Shared Amount under Clause 11.1 (Recovering Creditor's rights) (a "Sharing Party") shall, upon request of the Security Agent, pay or distribute to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the "Redistributed Amount"); and

(ii)	as between the relevant Debtor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by that Debtor.

(b)

The Security Agent shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

11.3	Deferral of subrogation

No Creditor or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) or the order of application in Clause 16 (Application of Proceeds) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor, owing to each Creditor) have been irrevocably discharged in full.

12.	ENFORCEMENT OF TRANSACTION SECURITY

12.1	Instructions to enforce
(a)

If either the Majority Super Senior Creditors or the Majority Pari Passu Creditors wish to issue Enforcement Instructions, the Creditor Representatives (and, if applicable, the Hedge Counterparties) representing the Primary Creditors comprising the Majority Super Senior Creditors or the Majority Pari Passu Creditors (as the case may be) shall deliver a copy of those proposed Enforcement Instructions (an "Initial Enforcement Notice") to the Security Agent and the Security Agent shall promptly forward such Initial Enforcement Notice to each Creditor Representative and each Hedge Counterparty which did not deliver such Initial Enforcement Notice.

(b)	Subject to paragraphs (c), (d) and (e) below, the Security Agent will act in accordance with Enforcement Instructions received from the Majority Pari Passu Creditors.

(c)	If:

(i)	the Majority Pari Passu Creditors have not either:

(A)	made a determination as to the method of Enforcement they wish to instruct the Security Agent to pursue (and notified the Security Agent of that determination in writing); or

(B)	appointed a Financial Adviser to assist them in making such a determination,

within 3 months of the date of the Initial Enforcement Notice; or

(ii)	the Super Senior Discharge Date has not occurred within 6 months of the date of the Initial Enforcement Notice,

then the Security Agent will act in accordance with Enforcement Instructions received from the Majority Super Senior Creditors until the Super Senior Discharge Date has occurred.

(d)

If an Insolvency Event is continuing with respect to a Debtor, then the Security Agent will, to the extent the Majority Super Senior Creditors elect to provide such Enforcement Instructions, act in accordance with Enforcement Instructions received from the Majority Super Senior Creditors until the Super Senior Discharge Date has occurred.

(e)	If the Majority Pari Passu Creditors have not either:

(i)	made a determination as to the method of Enforcement they wish to instruct the Security Agent to pursue (and notified the Security Agent of that determination in writing); or

(ii)	appointed a Financial Adviser to assist them in making such a determination,

and the Majority Super Senior Creditors:

(A)

determine in good faith (and notify the other Creditor Representatives, the Hedge Counterparties and the Security Agent) that a delay in issuing Enforcement Instructions could reasonably be expected to have a material adverse effect on the ability to effect a Distressed Disposal or on the expected realisation proceeds of any Enforcement; and

(B)

deliver Enforcement Instructions which they reasonably believe to be consistent with the Enforcement Principles and necessary or advisable to enhance the prospects of achieving the Enforcement Objective before the Security Agent has received any Enforcement Instructions from the Majority Pari Passu Creditors, then the Security Agent will act in accordance with the Enforcement Instructions received from the Majority Super Senior Creditors until the Super Senior Discharge Date has occurred.

12.2	Enforcement Instructions
(a)

The Security Agent may refrain from enforcing the Transaction Security or taking any other action as to Enforcement unless instructed otherwise by the Instructing Group in accordance with Clause 12.1 (Instructions to enforce).

(b)

Subject to Clause 12.1 (Instructions to enforce), the Instructing Group may give or refrain from giving instructions to the Security Agent to take action as to Enforcement in accordance with the Enforcement Principles as they see fit by way of the issuance of Enforcement Instructions.

(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 12.2.

12.3	Manner of enforcement

If the Transaction Security is being enforced or other action as to Enforcement is being taken pursuant to Clause 12.2 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security or take other action as to Enforcement in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Security Agent) as the Instructing Group shall instruct (provided that such instructions are consistent with the Enforcement Principles) or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate and consistent with the Enforcement Principles.

12.4	Waiver of rights

To the extent permitted under applicable law and subject to Clause 12.2 (Enforcement Instructions), Clause 12.3 (Manner of enforcement), Clause 14.2 (Proceeds of Distressed Disposals and Debt Disposals) and Clause 16 (Application of Proceeds), each of the Secured Parties and the Debtors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

12.5	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

12.6	Alternative Enforcement Actions

After the Security Agent has commenced Enforcement, it shall not accept any subsequent instructions as to Enforcement (save in the case where paragraph (c) of Clause 12.1 (Instructions to enforce) applies) from anyone other than the Instructing Group that instructed it to commence such enforcement of the Transaction Security, regarding any other enforcement of the Transaction Security over or relating to shares or assets directly or indirectly the subject of the enforcement of the Transaction Security which has been commenced (and, for the avoidance of doubt, during any enforcement of the Transaction Security only paragraph (b) of the definition of "Instructing Group" shall be applicable in relation to any instructions given to the Security Agent by the Instructing Group under this Agreement).

13.	NON-DISTRESSED DISPOSALS

13.1	Definitions

In this Clause 13:

(a)	"Disposal Proceeds" means the proceeds of a Non-Distressed Disposal; and

(b)	"Non-Distressed Disposal" means a disposal of:

(i)	an asset of a member of the Restricted Group; or

(ii)	an asset which is subject to the Transaction Security,

to a person or persons outside the Restricted Group where:

(A)	the Creditor Representative in respect of each of the Credit Facility Agreement, and the Pari Passu Bond Terms notifies the Security Agent that such disposal is permitted thereunder; and

(B)	that disposal is not a Distressed Disposal.

13.2	Facilitation of Non-Distressed Disposals
(a)

If a disposal of an asset is a Non-Distressed Disposal, the Security Agent is irrevocably authorised (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor) but subject to paragraph (b) below:

(i)	to release the Transaction Security or any other claim (relating to a Debt Document) over that asset;

(ii)

where that asset consists of shares in the capital of a member of the Restricted Group, to release the Transaction Security or any other claim (relating to a Debt Document) over the that member of the Restricted Group's Property (as applicable); and

(iii)

to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (i) and (ii) above and issue any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable.

(b)	Each release of Transaction Security or any claim described in paragraph (a) above shall become effective only on the making of the relevant Non-Distressed Disposal.

13.3	Disposal Proceeds

If any Disposal Proceeds are required to be applied in mandatory prepayment of the Credit Facility Liabilities or the Pari Passu Debt Liabilities, or required to be deposited into a segregated bank account under the Debt Documents, then those Disposal Proceeds shall be applied or deposited in accordance with the Debt Documents and the consent of any other Party shall not be required for that application.

14.	DISTRESSED DISPOSALS

14.1	Facilitation of Distressed Disposals

Subject to Clause 14.3 (Restriction on enforcement), if a Distressed Disposal is being effected the Security Agent is irrevocably authorised (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)	to release:

(i)	the Transaction Security; and

(ii)	any other claim,

in each case, over the asset subject to the Distressed Disposal; and

(b)	if the asset subject to the Distressed Disposal consists of shares or ownership interests in a Debtor or a Holding Company of a Debtor (each, a "Disposed Entity"):

(i)	to release any Transaction Security granted by the Disposed Entity, or any Subsidiary of the Disposed Entity, over any of its assets;

(ii)	to release the Disposed Entity, or any Subsidiary of the Disposed Entity, from all or any part of its Liabilities;

(iii)	to release any other claim of any Creditor or another Debtor over that Disposed Entity's assets or over the assets of any Subsidiary of that Disposed Entity;

(iv)

to release the Disposed Entity, the Company and any member of the Restricted Group from all or any part of its Liabilities arising out of or in connection with that Distressed Disposal, or dispose of (including by way of appropriation) all or any part of those Liabilities;

(v)	to dispose of (including by way of appropriation) all or any part of the Liabilities owing by the Disposed Entity, or any Subsidiary of the Disposed Entity; and/or

(vi)	to dispose of (including by way of appropriation) all or any part of the Liabilities owing to the Disposed Entity, or any Subsidiary of the Disposed Entity,

in each case, (A) that may, in the discretion of the Security Agent, be considered necessary or desirable and (B) on behalf of the relevant Creditors, Secured Parties and Debtors.

14.2	Proceeds of Distressed Disposals and Debt Disposals

The net proceeds of each Distressed Disposal and each Debt Disposal shall be paid, or distributed, to the Security Agent for application in accordance with Clause 16 (Application of Proceeds).

14.3	Restriction on enforcement

If a Distressed Disposal or a Debt Disposal is being effected:

(a)

the Security Agent is not authorised to release any Debtor, any Subsidiary or Holding Company of any Debtor from any Liabilities owed to any Primary Creditor except in accordance with this Clause 14 (Distressed Disposals); and

(b)	no Distressed Disposal or Debt Disposal may be made for consideration in a form other than cash (except to the extent contemplated by Schedule 4 (Enforcement Principles)).

14.4	Appointment of Financial Adviser

Without prejudice to Clause 17.4 (Rights and discretions), the Security Agent may engage, or approve the engagement of, pay for and rely on the services of a Financial Adviser in accordance with Schedule 4 (Enforcement Principles).

14.5	Security Agent's actions

For the purposes of Clause 14.1 (Facilitation of Distressed Disposals) the Security Agent shall act:

(a)	on the instructions of the Instructing Group; or

(b)	in the absence of any such instructions as the Security Agent sees fit.

15.	FURTHER ASSURANCE –&NBSP;DISPOSALS AND RELEASES

Each Creditor, each Debtor will:

(a)

do all things that the Security Agent requests in order to give effect to Clause 13 (Non-Distressed Disposals) and Clause 14 (Distressed Disposals) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by those Clauses); and

(b)

if the Security Agent is not entitled to take any of the actions contemplated by those Clauses or if the Security Agent requests that any Creditor, any Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those disposals are applied in accordance with Clause 13 (Non-Distressed Disposals) or Clause 14 (Distressed Disposals) as the case may be.

16.	APPLICATION OF PROCEEDS

16.1	Order of application

Subject to Clause 16.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent (a) pursuant to the terms of any Debt Document, (b) in connection with the realisation or enforcement of all or any part of the Transaction Security or (c) in connection with the making of any demand under any Guarantee (for the purposes of this Clause 16, collectively the "Recoveries") shall be held by the Security Agent as agent to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 16), in the following order of priority:

(i)	in discharging any sums owing to the Security Agent, any Receiver, any Delegate or any Creditor Representatives (for its own account);

(ii)

in payment or distribution to the Credit Facility Agent on its own behalf and on behalf of the Credit Facility Creditors for application towards the discharge of the Credit Facility Liabilities (in accordance with the terms of the Credit Facility Documents) up to an aggregate maximum amount equal to the Credit Facility Liabilities Maximum Amount;

(iii)

in payment or distribution to the Creditor Representatives in respect of any Pari Passu Debt Liabilities on its own behalf and on behalf of the Pari Passu Debt Creditors for which it is the Creditor Representative for application towards the discharge of the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Bond Terms;

(iv)

in payment or distribution to the Hedge Counterparties for application towards the discharge of the Hedging Liabilities (on a pro rata basis between the Hedging Liabilities of each Hedge Counterparty) until the aggregate amount of the Liabilities paid or distributed pursuant to paragraph (ii) and this paragraph (iv) equals USD 25,000,000; and

(v)

if none of the Debtors is under any further actual or contingent liability under any Credit Facility Document or Pari Passu Debt Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Debtor, but otherwise to satisfy such further actual or contingent liability under any such Credit Facility Document or Pari Passu Debt Document; and

(vi)	the balance, if any, in payment or distribution to the relevant Debtor.

16.2	Prospective liabilities

Following a Distress Event the Security Agent may, in its discretion hold any amount of the Recoveries in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit (the interest being credited to the relevant account) and for so long as the Security Agent shall think fit for later application under Clause 16.1 (Order of application) in respect of:

(a)	any sum to any Security Agent, any Receiver or any Delegate; and

(b)	any part of the Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

16.3	Investment of cash proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 16.1 (Order of application) the Security Agent may, in its discretion, hold all or part of any cash proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent's discretion in accordance with the provisions of this Clause 16.

16.4	Currency conversion
(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)	convert any moneys received or recovered by the Security Agent (including, without limitation, any cash proceeds) from one currency to another, at the Security Agent's Spot Rate of Exchange; and

(ii)	notionally convert the valuation provided in any opinion or valuation from one currency to another, at the Security Agent's Spot Rate of Exchange.

(b)	The obligations of any Debtor to pay in the due currency shall only be satisfied:

(i)	in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)	in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

16.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

16.6	Good Discharge
(a)	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the relevant Creditor Representative on behalf of its Primary Creditors.

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(c)

The Security Agent is under no obligation to make the payments to the Creditor Representatives or the Hedge Counterparties under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Primary Creditor are denominated pursuant to the relevant Debt Document.

16.7	Calculation of Amounts

For the purpose of calculating any person's share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)

notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)

assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

17.	THE SECURITY AGENT

17.1	Security Agent as agent
(a)

The Security Agent declares that, except as provided below, it holds the Transaction Security, the Security Property and (to the extent applicable) any Guarantee as agent for, and on behalf of, the Secured Parties on the terms contained in this Agreement, provided, however, with respect to Security granted over any vessels registered with the United States or Vanuatu ship registries (or any other assets identified as "Trust Property" in the Trust Appointment Letter), it holds such Transaction Security as security trustee pursuant to the Trust Appointment Letter.

(b)

Each of the Primary Creditors authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions.

17.2	Instructions
(a)	The Security Agent shall:

(i)

subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Instructing Group; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, in accordance with instructions given to it by that Creditor or group of Creditors).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Instructing Group (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Creditor or group of Creditors under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Instructing Group shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties; or

(iv)

in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of Clause 13 (Non-Distressed Disposals), Clause 16.1 (Order of application), Clause 16.2 (Prospective liabilities) and Clause 16.5 (Permitted Deductions).

(e)

In exercising any discretion to exercise a right, power or authority under the Debt Documents where either (i) it has not received any instructions as to the exercise of that discretion or (ii) the exercise of that discretion is subject to paragraph (d)(iv) above, the Security Agent shall do so having regard to the interests of all the Secured Parties.

(f)

The Security Agent may refrain from acting in accordance with any instructions of any Creditor or group of Creditors until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)

Without prejudice to the provisions of Clause 12 (Enforcement of Transaction Security) and the remainder of this Clause 17.2, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

17.3	Duties of the Security Agent
(a)	The Security Agent's duties under the Debt Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to each Creditor Representative and to each Hedge Counterparty a copy of any document received by the Security Agent from any Debtor under any Debt Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Debt Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

Without prejudice to Clause 22.3 (Notification of prescribed events), if the Security Agent receives notice from a Party referring to any Debt Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Primary Creditors.

(e)

To the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, the Security Agent shall upon a request by that Party, promptly notify that Party of the relevant Security Agent's Spot Rate of Exchange.

(f)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which it is expressed to be a party (and no others shall be implied).

17.4	Rights and discretions
(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Instructing Group, any Creditors or any group of Creditors are duly given in accordance with the terms of the Debt Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Debt Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised; and

(iii)	any notice made by the Company is made on behalf of and with the consent and knowledge of all the Debtors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Primary Creditor) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Debt Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement.

(h)

Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Debt Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

17.5	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, a Debtor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

17.6	No duty to monitor

The Security Agent shall not be bound to enquire (a) whether or not any Default has occurred, (b) as to the performance, default or any breach by any Party of its obligations under any Debt Document or (c) whether any other event specified in any Debt Document has occurred.

17.7	Exclusion of liability
(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Security Property unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Primary Creditor,

on behalf of any Primary Creditor and each Primary Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Debt Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

17.8	Primary Creditors' indemnity to the Security Agent
(a)

Each Primary Creditor (other than any Creditor Representative) shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Primary Creditors (other than any Creditor Representative) for the time being (or, if the Liabilities due to the Primary Creditors (other than any Creditor Representative) are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document).

(b)

For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)

if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)

if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Hedging Agreement.

(c)

Subject to paragraph (d) below, the Company shall immediately on demand reimburse any Primary Creditor for any payment that Primary Creditor makes to the Security Agent pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Primary Creditor claims reimbursement relates to a liability of the Security Agent to a Debtor.

17.9	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Primary Creditors and the Company.

(b)

Alternatively the Security Agent may resign by giving 30 days' notice to the Primary Creditors and the Company, in which case the Majority Super Senior Creditors and the Required Pari Passu Creditors may appoint a successor Security Agent.

(c)

If the Majority Super Senior Creditors and the Required Pari Passu Creditors have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Creditor Representatives and the Hedge Counterparties) may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents.

(e)	The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all the Security Property to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 17 and Clause 21.1 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Super Senior Creditors and the Required Pari Passu Creditors may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

17.10	Confidentiality
(a)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(b)

Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

17.11	Information from the Creditors

Each Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

17.12	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any agreement or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Debt Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Debt Document or of the Transaction Security;

(d)

take, or to require any Debtor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

17.13	Insurance by Security Agent

The Security Agent shall not be obliged (a) to insure any of the Charged Property, (b) to require any other person to maintain any insurance or (c) to verify any obligation to arrange or maintain insurance contained in any Debt Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

17.14	Delegation by the Security Agent
(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

17.15	Intra-Group Lenders, Debtors: Power of Attorney

Each Intra-Group Lender and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Intra-Group Lender or Debtor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

18.	PARI PASSU BOND TRUSTEE PROTECTIONS

18.1	Limitation of liability
(a)

This Agreement is executed and delivered by each Pari Passu Bond Trustee not individually or personally, but solely in its capacity as a Pari Passu Bond Trustee in the exercise of the powers and authority conferred and vested in it under the relevant Pari Passu Debt Documents.

(b)	In no case shall a Pari Passu Bond Trustee be:

(i)

responsible or accountable in damages or otherwise to any other Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by it in good faith in accordance with this Agreement and in a manner that the relevant Pari Passu Bond Trustee believed to be within the scope of the authority conferred on the Pari Passu Bond Trustee by this Agreement and the relevant Pari Passu Debt Documents or by law; or

(ii)	personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party,

all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party, provided that a Pari Passu Bond Trustee shall be personally liable under this Agreement for its own gross negligence or wilful misconduct.

(c)	A Pari Passu Bond Trustee shall not have any responsibility for the actions of any individual Pari Passu Bondholder.

(d)

The Pari Passu Bond Trustee shall not be liable to any Creditor (other than the Pari Passu Bondholders for which it is the Creditor Representative), any Intra-Group Lender, any Subordinated Creditor or any member of the Group if the Pari Passu Bond Trustee shall in good faith mistakenly pay over or distribute to the Pari Passu Bondholders or to any other person cash, property or securities to which any Creditor (other than the Pari Passu Bondholders for which it is the Creditor Representative) shall be entitled by virtue of this Agreement or otherwise.

18.2	Instructions, actions and reliance
(a)

In acting under and in accordance with this Agreement a Pari Passu Bond Trustee shall act in accordance with the relevant Pari Passu Debt Documents and shall seek any necessary instruction from the relevant Pari Passu Bondholders, to the extent provided for, and in accordance with, the relevant Pari Passu Debt Documents, and where it so acts on the instructions of the Pari Passu Bondholders, the Pari Passu Bond Trustee shall not incur any liability to any person for so acting other than in accordance with the Pari Passu Debt Documents.

(b)

Prior to taking any action under this Agreement or the relevant Pari Passu Debt Documents, as the case may be, the Pari Passu Bond Trustee may reasonably request and rely upon an opinion of counsel or opinion of another qualified expert, at the Company's expense, as applicable; provided that any such opinions shall be at the expense of the relevant Pari Passu Bondholders, if such actions are on the instructions of the relevant Pari Passu Bondholders.

18.3	Turnover obligations

Notwithstanding any provision in this Agreement to the contrary, a Pari Passu Bond Trustee shall only have an obligation to turn over or repay amounts received or recovered under this Agreement by it:

(a)	if it had actual knowledge that the receipt or recovery is an amount received in breach of a provision of this Agreement (a "Turnover Receipt"); and

(b)

to the extent that, prior to receiving that knowledge, it has not distributed the amount of the Turnover Receipt to the Pari Passu Bondholders for which it is the Creditor Representative in accordance with the provisions of the relevant Pari Passu Debt Documents.

18.4	No liability or obligation for a Pari Passu Bond Trustee

Notwithstanding any other provision of this Agreement:

(a)

a Pari Passu Bond Trustee shall not be liable for any failure by any Pari Passu Bondholder for which it is the Creditor Representative to comply with any obligation such Pari Passu Bondholder may have under this Agreement, including (without limitation) under Clause 10 (Turnover of Receipts), to make any payment or repayment, or any distribution or redistribution, to the Security Agent (or any other Creditor or person) of any amount received or recovered by that Pari Passu Bondholder under or in respect of any Debt Document; and

(b)	without limiting the generality of paragraph (a) above, a Pari Passu Bond Trustee:

(i)

shall have no obligation to pay, repay, distribute or redistribute, or ensure the payment, repayment, distribution or redistribution of, any amount received or recovered by any Pari Passu Bondholder for which it is the Creditor Representative under or in respect of any Debt Document which should have been paid, repaid, distributed or redistributed by such Pari Passu Bondholder to the Security Agent (or any other Creditor or person) pursuant to the terms of this Agreement, including (without limitation) under Clause 10 (Turnover of Receipts); and

(ii)

shall not be liable for any damages, costs or losses to any Creditor or other person as result of any such failure by any Pari Passu Bondholder for which it is the Creditor Representative referred to in paragraph (a) above.

18.5	Reliance and information
(a)

A Pari Passu Bond Trustee may rely without enquiry on any notice, consent or certificate of the Security Agent, any other Creditor Representative or any Hedge Counterparty as to the matters certified therein.

(b)

A Pari Passu Bond Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

18.6	No action
(a)

A Pari Passu Bond Trustee shall not have any obligation to take any action under this Agreement unless it is indemnified or secured to its satisfaction (whether by way of payment in advance or otherwise) by the Debtors or the Pari Passu Bondholders for which it is the Creditor Representative, as applicable, in accordance with the terms of the relevant Pari Passu Debt Documents.

(b)	A Pari Passu Bond Trustee is not required to indemnify any other person, whether or not a Party in respect of the transactions contemplated by this Agreement.

18.7	Instruction of the Security Agent

A Pari Passu Bond Trustee shall be under no obligation to instruct or direct the Security Agent to take any Enforcement Action unless it shall have been instructed to do so by the Pari Passu Bondholders for which it is the Creditor Representative and indemnified and/or secured to its satisfaction.

18.8	Disclosure of information

Each Party irrevocably authorises a Pari Passu Bond Trustee to disclose to any Debtor or Pari Passu Bondholders for which it is the Creditor Representative any information received by that Pari Passu Bond Trustee in its capacity as Pari Passu Bond Trustee.

18.9	Illegality

A Pari Passu Bond Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

18.10	Agents

A Pari Passu Bond Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with reasonable care by it hereunder.

18.11	No requirement for Bond or Security

A Pari Passu Bond Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement.

19.	CHANGES TO THE PARTIES

19.1	No change of Company

The Company may not assign or transfer any of its rights or obligations in respect of any Debt Documents or the Liabilities except as permitted by the terms of this Agreement and the other Debt Documents.

19.2	No change of Subordinated Creditor

No Subordinated Creditor may assign or transfer any of its rights or obligations in respect of any Debt Documents or the Liabilities except as permitted by the terms of this Agreement and the other Debt Documents.

19.3	Change of existing Credit Facility Lender

A Credit Facility Lender under an existing Credit Facility may assign or transfer any of its rights or obligations in respect of any Debt Documents or the Liabilities if:

(a)	that assignment or transfer is in accordance with the terms of the Credit Facility Agreement to which it is a party; and

(b)	any assignee or transferee has (if not already a Party as a Credit Facility Lender) acceded to this Agreement as a Credit Facility Lender, pursuant to the terms hereof.

19.4	Change of Pari Passu Bondholder

Any Pari Passu Bondholder may assign or transfer any of its rights or obligations in respect of any Debt Documents or the Liabilities.

19.5	Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights or obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already a Party as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to the terms hereof.

19.6	Change of Creditor Representative

No person shall become a Creditor Representative unless at the same time it accedes to this Agreement as a Creditor Representative pursuant to the terms hereof.

19.7	Change of Intra-Group Lender

Subject to the terms of the other Debt Documents, any Intra-Group Lender may assign or transfer any of its rights or obligations in respect of the Intra-Group Liabilities to another member of the Group if that member of the Group has (if not already a Party as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender pursuant to the terms hereof.

19.8	New Intra-Group Lender

If any Intra-Group Lender or any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any Debtor, the Company will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already a Party as an Intra-Group Lender) accedes to this Agreement as an Intra-Group Lender pursuant to the terms hereof.

19.9	Accession of new Pari Passu Debt Creditors

In order for indebtedness in respect of any issuance of debt securities to constitute "Pari Passu Debt Liabilities" for the purposes of this Agreement:

(a)	the incurrence of such debt securities as Pari Passu Debt Liabilities under this Agreement may not breach the terms of any of the existing Credit Facility Documents or Pari Passu Debt Documents; and

(b)	the bond trustee in respect of those debt securities shall accede to this Agreement as the Creditor Representative in relation to those Pari Passu Debt Liabilities pursuant to the terms hereof.

19.10	Creditor/Creditor Representative Accession Agreement

With effect from the date of entry into by the relevant parties of a Creditor/Creditor Representative Accession Agreement:

(a)

any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)

as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor/Creditor Representative Accession Agreement.

19.11	New Debtor
(a)

If any member of the Restricted US Group (i) incurs any Liabilities or (ii) gives any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the Debtors will procure that the person incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b)

With effect from the date of entry into by the relevant parties of an Accession Agreement, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Debtor.

19.12	Resignation of a Debtor
(a)	The Company may request that a Debtor (other than the Company) ceases to be a Debtor by delivering to the Security Agent a Debtor Resignation Request.

(b)	The Security Agent shall accept a Debtor Resignation Request and notify the Company and each other Party of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii)

to the extent that the Credit Facility Lender Discharge Date has not occurred, each relevant Creditor Representative notifies the Security Agent that such Debtor is not, or has ceased to be, a Borrower or a Guarantor under the Credit Facility Agreement (each such term as defined therein);

(iii)	each Hedge Counterparty notifies the Security Agent that such Debtor is under no actual or contingent obligations to that Hedge Counterparty in respect of the Hedging Liabilities;

(iv)

to the extent that the Pari Passu Debt Discharge Date has not occurred, each Pari Passu Bond Trustee notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer or guarantor of the Pari Passu Debt Liabilities for which it is the Creditor Representative; and

(v)	the Company confirms that such Debtor is under no actual or contingent obligations in respect of the Intra-Group Liabilities and the Subordinated Liabilities.

(c)

Upon notification by the Security Agent to the Company of its acceptance of the resignation of a Debtor, that member of the Restricted US Group shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Company shall, promptly on demand, pay the Security Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Agent and by any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Debt Documents executed after the date of this Agreement.

20.2	Amendment costs

If a Debtor requests an amendment, waiver or consent, the Company shall, within three Business Days of demand, reimburse the Security Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Agent (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.4	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Security Agent against any cost, loss or liability the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

20.5	Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 2.00 per cent. per annum over the rate at which the Security Agent would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select provided that if any such rate is below zero, that rate will be deemed to be zero.

21.	OTHER INDEMNITIES

21.1	Indemnity to the Security Agent
(a)

Each Debtor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 20 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security and any Guarantee;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v)	any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(vii)

acting as Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)

Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 21.1 will not be prejudiced by any release or disposal under Clause 14 (Distressed Disposals) taking into account the operation of that Clause 14.

21.2	Company's indemnity to Primary Creditors

The Company shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 14 (Distressed Disposals).

22.	INFORMATION

22.1	Dealings with Security Agent and Creditor Representatives
(a)

Each Credit Facility Lender and Pari Passu Bondholder shall deal with the Security Agent exclusively through its Creditor Representative and the Hedge Counterparties shall deal directly with the Security Agent and shall not deal through any Creditor Representative.

(b)	No Creditor Representative shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

22.2	Disclosure between Primary Creditors and Security Agent

Notwithstanding any agreement to the contrary and each of the Debtors, the Intra-Group Lenders and the Subordinated Creditors consents, until the Final Discharge Date, to the disclosure by any Primary Creditor and the Security Agent to each other (whether or not through a Creditor Representative or the Security Agent) of such information concerning the Debtors, the Intra-Group Lenders and the Subordinated Creditors as any Primary Creditor or the Security Agent shall see fit.

22.3	Notification of prescribed events
(a)

If an Event of Default under a Credit Facility Document or Pari Passu Debt Document either occurs or ceases to be continuing the relevant Creditor Representative shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Primary Creditor.

(b)

If a Credit Facility Acceleration Event or a Pari Passu Debt Acceleration Event occurs the relevant Creditor Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(c)

If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security or makes, or takes formal steps to make, any demand under any Guarantee it shall notify each Party of that action.

(d)

If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security or makes, or takes formal steps to make, any demand under any Guarantee it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Party of that action.

(e)

If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Creditor Representatives and each other Hedge Counterparty.

(f)

If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 5.9 (Permitted Enforcement: Hedge Counterparties) it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Creditor Representative and each other Hedge Counterparty.

(g)

If the Security Agent receives a notice under paragraph (a) of Clause 6.1 (Option to purchase: Pari Passu Debt Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, the Credit Facility Agent.

(h)

If the Security Agent receives a notice under paragraph (a) of Clause 6.2 (Hedge Transfer: Pari Passu Debt Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

23.	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by email or letter.

23.2	Security Agent's communications with Primary Creditors

The Security Agent shall be entitled to carry out all dealings:

(a)

with the Credit Facility Lenders and Pari Passu Bondholders through their respective Creditor Representatives and may give to the Creditor Representatives, as applicable, any notice, document or other communication required to be given by the Security Agent to a Credit Facility Lender or Pari Passu Bondholder; and

(b)	with each Hedge Counterparty directly with that Hedge Counterparty.

23.3	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of the Company or the Security Agent, that identified with its name below; and

(b)	in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, email address or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days' notice.

23.4	Delivery
(a)

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective (i) if by way of email, when received in legible form or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

(b)	Any communication or document made or delivered to the Company in accordance with this Clause 23.4 will be deemed to have been made or delivered to each of the Debtors and the Intra-Group Lenders.

23.5	Notification of address and email address

Promptly upon receipt of notification of an address and email address or any change thereof pursuant to Clause 23.3 (Addresses) or changing its own address or email address, the Security Agent shall notify the other Parties.

24.	MISCELLANEOUS

24.1	Limitations on liability

To the extent applicable to any guarantee or indemnity obligation contained in this Agreement, the provisions of clause 2.3 (Limitations) and paragraph (c) of clause 8.3 (Waiver of defences) of the Guarantee Agreement dated on or about the date hereof (or any equivalent provisions contained in any Debtor Accession Agreement or Creditor/Creditor Representative Accession Agreement) shall be incorporated into this Agreement as if set out in full herein (with any logical amendments and (to the extent applicable) so as to also include the Company, any Intra-Group Lender and any Subordinated Creditor).

24.2	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

24.3	Waiver of defences

The provisions of this Agreement or any Guarantee or Transaction Security will not be affected by an act, omission, matter or thing which, but for this Clause 24.3, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

24.4	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)

not be affected by any reduction or increase in the principal amount secured by the Transaction Security or any Guarantee in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)

secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

24.5	Amendment and Waivers: Required consents

This Agreement may be amended or waived only with the consent of the Creditor Representatives, the Majority Super Senior Creditors and the Required Pari Passu Creditors and the Security Agent.

24.6	Amendments and Waivers: Guarantees and Transaction Security
(a)

Unless the provisions of any Debt Document expressly provide otherwise, the Security Agent may, if authorised by the Majority Super Senior Creditors and the Required Pari Passu Creditors, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Guarantee Agreements and the Transaction Security Documents which shall be binding on each Party.

(b)	Any amendment or waiver of, or consent under, any Guarantee Agreement or Transaction Security Document which has the effect of changing or which relates to:

(i)	the nature or scope of the Guarantee or the Charged Property;

(ii)	the manner in which the proceeds of enforcement of the Guarantee or the Transaction Security are distributed; or

(iii)	the release of any Guarantee or Transaction Security,

shall not be made without the prior consent of the Credit Facility Lenders and each Pari Passu Bond Trustee on behalf of the Pari Passu Bondholders in respect of which it is the Creditor Representative and the Hedge Counterparties.

24.7	Calculation of Super Senior Credit Participations and Pari Passu Credit Participations

For the purpose of ascertaining whether any relevant percentage of Super Senior Credit Participations or Pari Passu Credit Participations has been obtained under this Agreement, the Security Agent may notionally convert the Super Senior Credit Participations and/or Pari Passu Credit Participations into their Common Currency Amounts.

24.8	Partial invalidity

If any provision of this Agreement is for any reason held invalid, illegal or unenforceable in any respect, such illegality, invalidity or unenforceability will not affect any other provision of this Agreement.

24.9	Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

25.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Norwegian law.

26.	ENFORCEMENT

26.1	Jurisdiction
(a)

The courts of Norway, with the Oslo District Court (Oslo tingrett) as the court of first instance, have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (each a "Dispute").

(b)

Notwithstanding paragraph (a) above, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

26.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Debtor, each Intra-Group Lender:

(a)

irrevocably appoints Tidewater Rederi AS (registration number 979 212 658) as its agent for service of process in relation to any proceedings before the Norwegian courts in connection with this Agreement and the Company, by its execution of this Agreement, accepts that appointment; and

(b)	agrees that failure by a process agent to notify the relevant Debtor, Intra-Group Lender of the process will not invalidate the proceedings concerned.

SCHEDULE 1

Form of Debtor Accession Agreement

THIS AGREEMENT is made on [ ] between:

(1)	[ ] (the "Acceding Debtor"); and

(2)	NORDIC TRUSTEE AS (the "Security Agent"), for itself and each of the other parties to the Intercreditor Agreement (as defined below).

WHEREAS:

(a)	an intercreditor agreement dated [ ] November 2021 (the "Intercreditor Agreement") has been made between, among others, [ ] as Company (as defined therein) and the Security Agent; and

(b)

the Acceding Debtor intends to incur Liabilities and/or give Security or a guarantee, indemnity or other assurance against loss in respect of Liabilities under certain documents (the "Relevant Documents").

IT IS AGREED as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.

The Acceding Debtor and the Security Agent agree that the Security Agent shall hold (a) any Security and (to the extent applicable) any Guarantee in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents, (b) all proceeds of any Security and Guarantee and (c) all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as agent or on behalf of the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security and any Guarantee, as agent or on behalf of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

3.

The Acceding Debtor confirms that it (a) intends to be party to the Intercreditor Agreement as a Debtor, (b) undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and (c) agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.

[In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

5.	[ ].[1]

6.

The provisions of Clause 25 (Governing law) and Clause 26 (Enforcement) of the Intercreditor Agreement shall be incorporated into this Agreement as if set out in full herein (with any logical amendments).

The Acceding Debtor

[ ]

By: ……………………………………..

Name:

Title:

Address for notices:

Address:

Email:

The Security Agent

NORDIC TRUSTEE AS

By: ……………………………………..

Name:

Title:

1 Any applicable limitations in the form of local law limitation language or similar.

SCHEDULE 2
 Form of Creditor/Creditor Representative Accession Agreement

THIS AGREEMENT is made on [ ] between:

(1)	[ ] (the ["Acceding Credit Facility Lender"] / ["Acceding Hedge Counterparty"] / ["Acceding Creditor Representative"] / ["Acceding Intra-Group Lender"] / ["Acceding Subordinated Creditor"]); and

(2)	NORDIC TRUSTEE AS (the "Security Agent"), for itself and each of the other parties to the Intercreditor Agreement (as defined below).

WHEREAS:

(a)	an intercreditor agreement dated [ ] November 2021 (the "Intercreditor Agreement") has been made between, among others, [ ] as Company (as defined therein) and the Security Agent; and

(b)

the [Acceding Credit Facility Lender] / [Acceding Hedge Counterparty] / [Acceding Creditor Representative] / [Acceding Intra-Group Lender] / [Acceding Subordinated Creditor] intends to become [a creditor] / [a representative of certain creditors] in respect of certain [Liabilities] / [Intra-Group Liabilities] under certain documents.

IT IS AGREED as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meanings when used in this Agreement.

2.

In consideration of the [Acceding Credit Facility Lender] / [Acceding Hedge Counterparty] / [Acceding Creditor Representative] / [Acceding Intra-Group Lender] / [Acceding Subordinated Creditor] being accepted as [a Credit Facility Lender] / [a Hedge Counterparty] / [a Creditor Representative] / [an Intra-Group Lender] / [a Subordinated Creditor] for the purposes of the Intercreditor Agreement, it confirms that, as from the date hereof, it intends to be party to the Intercreditor Agreement as [a Credit Facility Lender] / [a Hedge Counterparty] / [a Creditor Representative] / [an Intra-Group Lender] / [a Subordinated Creditor] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by such a Party and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

3.	[ ].[2]

4.

The provisions of Clause 25 (Governing law) and Clause 26 (Enforcement) of the Intercreditor Agreement shall be incorporated into this Agreement as if set out in full herein (with any logical amendments).

2 Any applicable limitations in the form of local law limitation language or similar.

The [Acceding Credit Facility Lender] / [Acceding Hedge Counterparty] / [Acceding Creditor Representative] / [Acceding Intra-Group Lender] / [Acceding Subordinated Creditor]

[  ]

By: ……………………………………..

Name:

Title:

Address for notices:

Address:

Email:

The Security Agent

NORDIC TRUSTEE AS

By: ……………………………………..

Name:

Title:

SCHEDULE 3
Form of Debtor Resignation Request

To:	Nordic Trustee AS as Security Agent

From:	[resigning Debtor] and [ ]

Dated:

Tidewater Inc. - Intercreditor Agreement dated [   ] November 2021 (the "Intercreditor Agreement")

1.

We refer to the Intercreditor Agreement. This is a Debtor Resignation Request. Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2.	Pursuant to Clause 19.12 (Resignation of a Debtor) of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[resigning Debtor] is under no actual or contingent obligations in respect of the Intra-Group Liabilities and the Subordinated Liabilities.

4.

The provisions of Clause 25 (Governing law) and Clause 26 (Enforcement) of the Intercreditor Agreement shall be incorporated into this Agreement as if set out in full herein (with any logical amendments).

[ ] By: …………………………………….. Name: Title:	The resigning Debtor By: …………………………………….. Name: Title:

SCHEDULE 4

Enforcement Principles

1.	In this Schedule 4:

"Enforcement Objective" means maximising, to the extent consistent with a prompt and expeditious realisation of value, the value realised from Enforcement.

"Fairness Opinion" means, in respect of any Enforcement, an opinion from a Financial Adviser that the proceeds received or recovered in connection with that Enforcement are fair from a financial point of view taking into account all relevant circumstances.

"Financial Adviser" means any:

(a)	independent recognised investment bank;

(b)	independent recognised accountancy firm; or

(c)

other independent recognised professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

2.	It shall be the primary and over-riding aim of any Enforcement to achieve the Enforcement Objective.

3.	The Transaction Security will be enforced and other action as to Enforcement will be taken such that either:

(a)

to the extent the Instructing Group is the Majority Super Senior Creditors, all proceeds of Enforcement are received by the Security Agent in cash for distribution in accordance with Clause 16 (Application of Proceeds); or

(b)	to the extent the Instructing Group is the Majority Pari Passu Creditors, either:

(i)	all proceeds of enforcement are received by the Security Agent in cash for distribution in accordance with Clause 16 (Application of Proceeds); or

(ii)

sufficient proceeds from Enforcement will be received by the Security Agent in cash to ensure that, when the proceeds are applied in accordance with Clause 16 (Application of Proceeds), the Super Senior Discharge Date will occur (unless the Majority Super Senior Creditors agree otherwise).

4.

On a proposed Enforcement in relation to Charged Property comprising some or all of the shares in a member of the Restricted Group over which Transaction Security exists, which is not being effected through a public auction or other competitive sales process, the Security Agent shall, if requested by the Majority Super Senior Creditors or the Majority Pari Passu Creditors, appoint a Financial Adviser to provide a Fairness Opinion in relation to that Enforcement, provided that the Security Agent shall not be required to appoint a Financial Adviser nor obtain a Fairness Opinion if a proposed Enforcement:

(a)	would result in the receipt of sufficient Enforcement Proceeds in cash by the Security Agent to ensure that, after application in accordance with Clause 16 (Application of Proceeds):

(i)	in the case of an Enforcement requested by the Majority Super Senior Creditors, the Final Discharge Date would occur; or

(ii)	in the case of an Enforcement requested by the Majority Pari Passu Creditors, the Super Senior Discharge Date would occur,

(iii)	is in accordance with any applicable law; and

(b)	complies with Clause 14 (Distressed Disposals).

5.

The Security Agent shall be under no obligation to appoint a Financial Adviser or to seek the advice of a Financial Adviser unless expressly required to do so by this Schedule 4 or any other provision of this Agreement.

6.	The Fairness Opinion will be conclusive evidence that the Enforcement Objective has been met.

SIGNATURES

The Company

TIDEWATER INC. By: …………………………………….. Name: Title:	Address for notices: Address: Tidewater Inc. 6002 Rogerdale Road, Suite 600 Houston, TX 77072 Email: dhudson@tdw.com Attention: Daniel Hudson

Other Original Debtors

TIDEWATER MARINE HULLS, L.L.C.

By: …………………………………….. Name: Title:
GULF FLEET SUPPLY VESSELS, L.L.C.
By: …………………………………….. Name: Title:
TIDEWATER GOM, INC.

By: …………………………………….. Name: Title:

TIDEWATER MARINE VESSELS, L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER MARINE FLEET, L.L.C.
By: …………………………………….. Name: Title:

GULFMARK AMERICAS, INC.

By: …………………………………….. Name: Title:

TIDEWATER MARINE SHIPS, L.L.C.

By: …………………………………….. Name: Title:

TIDE STATES VESSELS, L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER MARINE, L.L.C.

By: …………………………………….. Name: Title:

TWENTY GRAND MARINE SERVICE L.L.C.

By: …………………………………….. Name: Title:

JAVA BOAT CORPORATION

By: …………………………………….. Name: Title:

QUALITY SHIPYARDS, L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER MARINE SAKHALIN, L.L.C.

By: …………………………………….. Name: Title:

HILLIARD OIL & GAS, INC.

By: …………………………………….. Name: Title:

S.O.P. INC.

By: …………………………………….. Name: Title:

TIDEWATER CORPORATE SERVICES L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER VENTURE, INC.

By: …………………………………….. Name: Title:

TIDEWATER SUBSEA, L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER MARINE WESTERN, L.L.C.

By: …………………………………….. Name: Title:

TIDEWATER SUBSEA ROV, L.L.C.

By: …………………………………….. Name: Title:

GULFMARK MANAGEMENT INC.

By: …………………………………….. Name: Title:

GULFMARK THAILAND LLC

By: …………………………………….. Name: Title:

GOMI HOLDINGS, INC.

By: …………………………………….. Name: Title:

GORGON NEWCO LLC

By: ………………………………… Name: Title:

GULFMARK CAPITAL LLC

By: …………………………………….. Name: Title:

GulfMark Foreign Investments LLC

By: …………………………………….. Name: Title:

GM Offshore Inc.

By: …………………………………….. Name: Title:

Point Marine, L.L.C.

By: …………………………………….. Name: Title:

Twenty Grand Brazil, L.L.C.

By: …………………………………….. Name: Title:

Zapata Gulf Marine, L.L.C.

By: …………………………………….. Name: Title:

Tide States, L.L.C.

By: …………………………………….. Name: Title:

The Credit Facility Agent

DNB Bank ASA, New York branch

By: ……………………………………..

Name:

Title:

The Hedge Counterparty

DNB Bank ASA, New York branch

By: ……………………………………..

Name:

Title:

The Credit Facility Arranger

DNB Markets, Inc.

By: ……………………………………..

Name:

Title:

The Credit Facility Lender

DNB Capital LLC

By: ……………………………………..

Name:

Title:

The Senior Secured Bond Trustee

NORDIC TRUSTEE AS

By: ……………………………………..

Name:

Title:

The Security Agent

NORDIC TRUSTEE AS	Address for notices:
By: …………………………………….. Name:	Address:	Kronprinsesse Märthas plass, 0160 Oslo, Norway.
Title:
	Email:	mail@nordictrustee.com /
laerum@nordictrustee.com

	Attention:	Corporate Bond & Loan Transactions, Lars Erik Lærum,